Exhibit 4.1

[PricewaterhouseCoopers Letterhead]

PricewaterhouseCoopers LLP

1250 René-Lévesque Boulevard West

Suite 2800

Montréal, Quebec

Canada H3b 2G4

Telephone +1 514 205 5000

Facsimile +1 514 876 1502

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-8 of our report dated Febraury 16, 2010 relating to the financial statements of Osisko Mining Corporation, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Montréal, Quebec, Canada

April 13, 2010